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                                                                      EXHIBIT 21

                 LIST OF SUBSIDIARIES OF RIDDELL SPORTS INC.


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
                                                             STATE OF
NAME                                                       INCORPORATION                         DBA
-------------------------------------------                -------------                 --------------------

All American Sports Corporation                             Delaware                     Riddell/All-American
Cheer Acquisition Corp.                                     Tennessee                            N/A
Equilink Licensing Corporation                              Delaware                             N/A
International Logos, Inc.                                   Tennessee                            N/A
MacMark Corporation (50%)                                   Delaware                             N/A
Proacq Corp.                                                Delaware                             N/A
RHC Licensing Corporation                                   Delaware                             N/A
Riddell, Inc.                                               Illinois                             N/A
Ridmark Corporation                                         Delaware                             N/A
Varsity/Intropa Tours, Inc.                                 Tennessee                            N/A
Varsity Spirit Corporation                                  Tennessee                            N/A
Varsity Spirit Fashions & Supplies, Inc.                    Minnesota                            N/A
Varsity USA, Inc.                                           Tennessee                            N/A
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